UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Under Armour, Inc. (the “Company”) was held on April 29, 2015. At the Annual Meeting, the stockholders voted on four proposals and cast their votes as described below. The record date for this meeting was February 25, 2015.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	For	Withhold Authority to Vote	Broker Non-Votes
Kevin A. Plank	476,853,947	2,276,138	46,511,500
Byron K. Adams, Jr.	478,727,378	402,707	46,511,500
George W. Bodenheimer	478,722,829	407,256	46,511,500
Douglas E. Coltharp	478,706,445	423,640	46,511,500
Anthony W. Deering	478,695,205	434,880	46,511,500
Karen W. Katz	478,743,645	386,440	46,511,500
A.B. Krongard	478,557,497	572,588	46,511,500
William R. McDermott	476,330,558	2,799,527	46,511,500
Eric T. Olson	478,676,999	453,086	46,511,500
Harvey L. Sanders	478,722,701	407,384	46,511,500

Proposal 2

The stockholders approved the Company’s executive compensation, in a non-binding advisory vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
477,373,549	1,453,457	303,079	46,511,500

Proposal 3

The stockholders approved the Company’s Second Amended and Restated 2005 Omnibus Long-Term Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
447,578,082	31,248,237	303,766	46,511,500

Proposal 4

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstain
524,508,100	789,692	343,793

No other matters were submitted for stockholder action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 4, 2015	By:	/s/ JOHN P. STANTON
John P. Stanton
Senior Vice President, General Counsel & Secretary